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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 18, 2007, the Board of Directors appointed Ferdinand E. Megerlin as the non-executive Chairman of the Board. Dr. Megerlin succeeds Clyde G. Nixon, who had served as Chairman from 2000 until his passing earlier this year. Dr. Megerlin has served on the Board of the Company since 1998, most recently holding the position of Vice Chairman. Dr. Megerlin has over 35 years of experience in the fluid power industry.

On June 18, 2007, the Compensation Committee of the Board of Directors of the Company approved a $10,000 salary increase, effective July 15, 2007, for Tricia Fulton, the Company’s Chief Financial Officer, thereby increasing her annual salary from $120,000 to $130,000.

Item 8.01	Other Events

On June 19, 2007, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing (1) a 50% stock dividend payable on July 15, 2007, to shareholders of record as of June 30, 2007, to be immediately followed by (2) a $0.09 per share cash dividend on its common stock, payable on July 15, 2005, to shareholders of record as of June 30, 2005 (or the equivalent of $0.135 per share on a pre-split basis).

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of the Registrant dated June 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 20, 2007